SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    --------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         CONNECTICUT ENERGY CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)


           Connecticut                                  06-0869582
   ----------------------------                     -------------------
   (State or Other Jurisdiction                        (IRS Employer
         of Incorporation)                          Identification No.)


       855 Main Street 06604
      Bridgeport, Connecticut                              06604
   -----------------------------                    ------------------
      (Address of Principal                             (Zip Code)
        Executive Offices)


            If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

            If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                ----------------
                                (Title of class)


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                 ----------------
                                 (Title of class)


Item 1.  Description of Securities To Be Registered.

                  On August 24, 1998, the Registrant filed Form 8-A with the Commission, registering Common Stock Purchase Rights pursuant to Section 12(b) of the Act. The Rights Agreement dated as of July 28,1998 between Connecticut Energy Corporation and BankBoston, N.A., as Rights Agent, was filed as an Exhibit to Form 8-A. The First Amendment to the Rights Agreement, dated as of April 22, 1999, is filed herewith.

Item 2.  Exhibits.

                  Exhibits. The following exhibit is filed herewith and incorporated herein by reference:

                  I. First Amendment to the Rights Agreement dated as of April 22, 1999 between Connecticut Energy Corporation and BankBoston, N.A., as Rights Agent.


                                                     SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CONNECTICUT ENERGY CORPORATION



Dated:  May 14, 1999                 By:  /s/ Samuel W. Bowlby
        ------------                      --------------------------------------
                                     Name:    Samuel W. Bowlby
                                     Title:   Vice President, General Counsel
                                              and Secretary